Exhibit 9.4

[Deloitte Accountants B.V. letterhead]

To the Board of Directors of

Acergy S.A.

1st Floor – Dolphin House

Windmill Road

Sunbury-on-Thames

Middlesex, TW16 7HT

England

Date	From	Our reference
May 1, 2006	D.A. Sonneveldt	OML/3100063588/le9998/avd

Subject

Consent Letter

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Acergy S.A. (formerly Stolt Offshore S.A., a Luxembourg company) and its subsidiaries (the “Company”) on Form S-8, File Nos. 33-85168, 333-09292, 333-74321, 333-124983 and 333-124997 and on Form F-3 and Form F-3/A, File No. 333-86288 of our report dated August 12, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to differences between International Financial Reporting Standards and accounting principles generally accepted in the United States of America) on the financial statements of Seaway Heavy Lifting Limited as of and for the year ended December 31, 2004, appearing in this Annual Report on Form 20-F of the Company for the year ended November 30, 2005.

Deloitte Accountants B.V.

/s/ D.A. Sonneveldt

D.A. Sonneveldt